NEWS RELEASE

CHIMERA INVESTMENT CORPORATION EARNINGS SUPPORTS $0.45 DIVIDEND IN VOLATILE MARKETS

NEW YORK, May 7, 2026 - Chimera Investment Corporation (NYSE: CIM) today announced its financial results for the first quarter ended March 31, 2026.

Executive Summary:

Metric	Value
Q1 2026 GAAP Net Income (Loss)	$(65) million, or $(0.78) per diluted common share
Earnings Available for Distribution (1)	$46 million, or $0.54 per diluted common share
GAAP Book Value per common share	$18.34 per common share
Economic Return (2)	(4.6)%

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.
(2) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Business Highlights:
•Generated strong Earnings Available for Distribution from both Investment Portfolio and Residential Origination segments.
•Portfolio optimization, designed to enhance earnings power, accounted for nearly two-thirds of the change in book value.

Investment Portfolio Segment
•Redeemed 8 securitizations collateralized by $1.5 billion of seasoned reperforming loans.
◦Sold $1.2 billion of seasoned reperforming loans.
◦Retained $287 million in our Loans Held for Investment.
◦Redeployed $195 million of capital into Agency RMBS.
•Committed to purchase $187 million of newly originated loans from HomeXpress to launch a securitization program.

Residential Origination Segment
•Originated volume of $884 million, up 39% vs prior year period1 demonstrating platform scale and capacity.
•$11 million of EBTDA representing an annualized EBTDA ROE of 16.8%.
•Product mix remained stable with consumer Non-QM representing 39%, Investor Loans 57%, and QM at 4%.

“We generated solid earnings across the business and fully covered our dividend, despite the volatile environment,” said Phillip J. Kardis II, President and CEO. “We continued to reposition the portfolio toward higher-return opportunities. With flexibility in the business platform and balance sheet, along with our origination pipeline, we are well-positioned as we move through the year.”
1 Reflects HomeXpress standalone results. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results prior to that date.

First Quarter 2026 Earnings Call

Chimera Investment Corporation will host a conference call and live audio webcast to discuss the results at 8:30 AM ET on Thursday, May 7, 2026.

Call-in Number:

▪U.S. Toll Free: (866) 604-1613
▪International: (201) 689-7810
▪Webcast: https://www.chimerareit.com/news-events/ir-calendar

Conference Call Replay:

▪U.S. Toll Free: (877) 660-6853
▪International: (201) 612-7415
▪Conference ID: 13759190
▪A replay of the call will be available for a limited time and can be accessed via the dial-in numbers above or through the webcast archive on the company’s website.

Other Information
Chimera is a diversified real estate company that invests in, originates, and manages primarily residential real estate assets. The assets we may invest in for ourselves and manage for others through our wholly-owned subsidiary Palisades Advisory Services, LLC, include residential mortgage loans, Non-Agency RMBS, Agency RMBS, RTLs, Investor Loans, MSRs and other real estate-related assets such as Agency CMBS, junior liens and HELOCs, equity appreciation rights, and reverse mortgages. Also, through our wholly-owned subsidiary, HomeXpress Mortgage Corp., we primarily originate non-QM residential mortgage loans (both consumer loans and Investor Loans) as well as a smaller amount of QM residential mortgage loans. Chimera was incorporated in Maryland on June 1, 2007 and started trading on the NYSE in November 2007, and is structured as an internally managed real estate investment trust, or REIT, for U.S. federal income tax purposes.

Contact

Investor Relations
888-895-6557
investor-relations@chimerareit.com
www.chimerareit.com

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	(Unaudited)
	March 31, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$476,218	$278,582
Non-Agency RMBS, at fair value (net of allowance for credit losses of $46 million and $43 million, respectively)	756,055	817,280
Agency MBS, at fair value	5,228,464	3,463,485
Loans held for investment, at fair value	8,227,800	9,803,615
Loans held-for-sale, at fair value	700,597	896,117
Accrued interest receivable	76,362	78,691
Other assets	438,624	408,291
Interests in MSR financing receivables	39,773	37,294
Derivatives, at fair value, net	35,486	25,187
Total assets (1)	$15,979,379	$15,808,542
Liabilities:
Secured financing agreements ($8.2 billion and $7.4 billion pledged as collateral, respectively, and includes $292 million and $299 million at fair value, respectively)	$6,987,171	$6,031,182
Securitized debt, collateralized by Non-Agency RMBS ($203 million and $210 million pledged as collateral, respectively)	65,035	66,579
Securitized debt at fair value, collateralized by Loans held for investment ($7.6 billion and $9.4 billion pledged as collateral, respectively)	5,430,192	6,721,302
Long term debt	252,040	251,528
Payable for investments purchased	611,501	3,267
Accrued interest payable	36,618	43,032
Dividends payable	40,974	34,891
Accounts payable and other liabilities	92,089	82,308
Derivatives, at fair value, net	—	1,759
Total liabilities (1)	$13,515,620	$13,235,848
Stockholders’ Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 83,645,571 and 83,402,145 shares issued and outstanding, respectively	836	834
Additional paid-in-capital	4,432,076	4,429,009
Accumulated other comprehensive income	137,737	146,295
Cumulative earnings	4,527,700	4,571,610
Cumulative distributions to stockholders	(6,634,962)	(6,575,426)
Total stockholders’ equity	$2,463,759	$2,572,694
Total liabilities and stockholders’ equity	$15,979,379	$15,808,542
(1) The Company’s Consolidated Statements of Financial Condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of March 31, 2026, and December 31, 2025, total assets of consolidated VIEs were $7,524,605 and $9,215,343, respectively, and total liabilities of consolidated VIEs were $5,316,717 and $6,533,891, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended
	March 31, 2026	March 31, 2025
Net interest income:
Interest income (1)	$219,295	$190,616
Interest expense (2)	144,293	121,397
Net interest income	75,002	69,219

Increase in provision for credit losses	2,824	3,387

Other income (losses):
Net unrealized gains (losses) on derivatives	18,150	(6,469)
Realized gains on derivatives	2,870	82
Periodic interest on derivatives, net	1,834	4,135
Net gains (losses) on derivatives	22,854	(2,252)
Investment management and advisory fees	7,165	8,936
Interest income from investment in MSR financing receivables, net (3)	2,311	—
Net unrealized gains (losses) on financial instruments at fair value	(37,536)	128,895
Net realized losses on sales of investments	(40,428)	—
Gains (losses) on extinguishment of debt	(38,858)	2,122
Other investment losses	(910)	(417)
Gain on origination and sale of loans, net	21,385	—
Total other income (losses)	(64,017)	137,284

Other expenses:
Compensation and benefits (4)	26,706	13,085
General and administrative expenses	12,161	6,907
Servicing and asset manager fees	5,522	7,431
Depreciation, amortization, and impairment expense	9,649	951
Transaction expenses	98	5,688
Total other expenses	54,136	34,062
Income (loss) before income taxes	(45,974)	169,052
Income tax (benefit) expense	(2,064)	1,755
Net income (loss)	$(43,910)	$167,297

Dividends on preferred stock	21,097	21,357

Net income (loss) available to common shareholders	$(65,007)	$145,940

Net income (loss) per share available to common shareholders:
Basic	$(0.78)	$1.79
Diluted	$(0.78)	$1.77

Weighted average number of common shares outstanding:
Basic	83,661,145	81,350,497
Diluted	83,661,145	82,394,218
(1) Includes interest income of consolidated VIEs of $129,069 and $144,402 for the quarters ended March 31, 2026 and 2025 respectively.
(2) Includes interest expense of consolidated VIEs of $63,879 and $69,651 for the quarters ended March 31, 2026 and 2025, respectively.
(3) Includes interest income from investment in MSR financing receivables of a consolidated VIE of $1,395 for the quarter ended March 31, 2026. The Company did not hold any interests in MSR financing receivables for the quarter ended March 31, 2025.
(4) Includes a related-party, non-cash imputed compensation expense from the Palisades Acquisition of $341 during both quarters ended March 31, 2026 and 2025, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended
	March 31, 2026	March 31, 2025
Comprehensive income (loss):
Net income (loss)	$(43,910)	$167,297
Other comprehensive loss:
Unrealized losses on available-for-sale securities, net	(11,698)	(1,679)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	3,140	—
Other comprehensive loss	$(8,558)	$(1,679)
Comprehensive income (loss) before preferred stock dividends	$(52,468)	$165,618
Dividends on preferred stock	$21,097	$21,357
Comprehensive income (loss) available to common stock shareholders	$(73,565)	$144,261

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income (loss) excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles, depreciation and impairment expenses, net of any tax impact (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments.

Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholders’ equity. The excluded amounts do not include any normal, recurring compensation paid to our employees.

Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

We may hold long and/or short positions in TBA securities through transactions commonly referred to as “dollar roll” transactions. Under U.S. GAAP, these transactions are accounted for as derivatives and are carried at fair value. Changes in the fair value of TBA positions consist of two components: (i) drop income (expense) and (ii) mark-to-market adjustments. For financial statement presentation purposes, drop income (expense) is reported within Periodic interest on derivatives, net, while mark-to-market adjustments are reported within Net unrealized gains (losses) on derivatives. Together with any realized gains and losses, these amounts are included in Net gains (losses) on derivatives in our Consolidated Statements of Operations. Management includes drop income (expense) in EAD because it views drop income (expense) as the economic equivalent of net interest income on the underlying Agency securities, reflecting the difference between the implied interest earned and the implied financing cost over the period from trade date to settlement date. This treatment is consistent with how management evaluates the Company’s investment performance and how we believe our investors analyze our investment performance.

We view Earnings available for distribution as one measure of our investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(dollars in thousands, except per share data)
GAAP net income (loss) available to common stockholders	$(65,007)	$6,501	$(21,997)	$14,024	$145,940
Adjustments (1):
Net unrealized (gains) losses on financial instruments at fair value	37,536	17,138	36,995	(6,971)	(128,895)
Net realized (gains) losses on sales of investments	40,428	23,268	(1,991)	1,915	—
Gain (loss) on extinguishment of debt	38,858	(20)	—	—	(2,122)
Increase in provision for credit losses	2,824	5,322	2,587	4,409	3,387
Net unrealized (gains) losses on derivatives	(18,150)	(27,303)	7,907	2,554	6,469
Realized (gains) losses on derivatives	(2,870)	17,495	(2,015)	17,954	(82)
Transaction expenses	98	625	9,931	390	5,688
Stock Compensation expense for retirement eligible awards	2,023	(449)	(506)	(501)	1,432
Depreciation, amortization, and impairment expense (2)	9,649	4,332	948	949	951
HomeXpress acquisition intangible amortization tax impact (3)	(863)	(837)	—	—	—
Non-cash imputed compensation related to business acquisition	341	341	341	341	341
Other investment (gains) losses	910	(1,252)	(1,945)	(2,953)	417
Earnings available for distribution	$45,777	$45,161	$30,255	$32,111	$33,526

GAAP net income (loss) per diluted common share	$(0.78)	$0.08	$(0.27)	$0.17	$1.77
Earnings available for distribution per adjusted diluted common share	$0.54	$0.53	$0.37	$0.39	$0.41
(1) As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income-generating activities.
(2) Non-cash amortization of intangibles and depreciation expenses related to acquisitions.
(3) Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations.

At March 31, 2026, the Company’s reportable segments include (i) Investment Portfolio and (ii) Residential Origination. The Investment Portfolio segment consists of the Company’s investments and third-party advisory services activities. The Residential Origination segment consists of the stand-alone mortgage origination business of HomeXpress that originates Non-QM residential mortgage loans (both consumer loans and Investor Loans), and other Non-Agency and Agency mortgage loan products. The segment information presented below reflects the Company’s current reportable segment structure. The segment information for the three months ended March 31, 2025 has been recast to conform to the current period presentation following the Company’s segment reevaluation in the fourth quarter of 2025 in connection with the HomeXpress Acquisition.

Segment Results of Operations

The following tables present, for each reportable segment, revenues, the measure of segment profit or loss, and significant segment expenses that are regularly reviewed by the Chief Operating Decision Maker (“CODM”). Segment results are prepared on the same basis as the Company’s consolidated financial statements and are reconciled to consolidated amounts below:

	For the Quarter Ended
	March 31, 2026			March 31, 2025
	(dollars in thousands)
	Investment Portfolio	Residential Origination	Total	Investment Portfolio	Residential Origination	Total
Net interest income:
Interest income	$205,346	$13,949	$219,295	$190,616	$—	$190,616
Interest expense	134,169	10,124	144,293	121,397	—	121,397
Net interest income	71,177	3,825	75,002	69,219	—	69,219

Increase in provision for credit losses	2,824	—	2,824	3,387	—	3,387

Other income (losses):
Net unrealized gains (losses) on derivatives	18,150	—	18,150	(6,469)	—	(6,469)
Realized gains derivatives	2,870	—	2,870	82	—	82
Periodic interest on derivatives, net	1,834	—	1,834	4,135	—	4,135
Net gains (losses) on derivatives	22,854	—	22,854	(2,252)	—	(2,252)
Investment management and advisory fees	7,165	—	7,165	8,936	—	8,936
Interest income from investment in MSR financing receivables, net	2,311	—	2,311	—	—	—
Net unrealized gains (losses) on financial instruments at fair value	(37,536)	—	(37,536)	128,895	—	128,895
Net realized gains (losses) on sales of investments	(40,428)	—	(40,428)	—	—	—
Gains (losses) on extinguishment of debt	(38,858)	—	(38,858)	2,122	—	2,122
Other investment gains (losses)	(910)	—	(910)	(417)	—	(417)
Gain on origination and sale of loans, net	—	21,385	21,385	—	—	—
Total other income (losses)	(85,402)	21,385	(64,017)	137,284	—	137,284

Other expenses:
Compensation and benefits	15,066	11,640	26,706	13,085	—	13,085
General and administrative expenses	10,035	2,126	12,161	6,907	—	6,907
Servicing and asset manager fees	5,522	—	5,522	7,431	—	7,431
Depreciation, amortization, and impairment expense	6,222	3,427	9,649	951	—	951
Transaction expenses	98	—	98	5,688	—	5,688
Total other expenses	36,943	17,193	54,136	34,062	—	34,062

Income (loss) before income taxes	(53,991)	8,017	(45,974)	169,052	—	169,052
Income tax (benefit) expense	(2,106)	42	(2,064)	1,755	—	1,755
Net income (loss)	(51,885)	7,975	(43,910)	167,297	—	167,297

Dividends on preferred stock	21,097	—	21,097	21,357	—	21,357

Net income (loss) available to common shareholders	$(72,982)	$7,975	$(65,007)	$145,940	$—	$145,940

Investment Portfolio Segment
The following tables provide a summary of the Company’s MBS portfolio, within our Investment Portfolio Segment, at March 31, 2026 and December 31, 2025.

	March 31, 2026
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$840,273	$42.44	$57.79	5.7%	20.9%
Subordinated	401,798	45.23	48.62	3.9%	9.1%
Interest-only	2,377,673	6.07	3.16	1.0%	4.0%
Agency RMBS
Pass-through	4,892,200	99.08	99.43	5.2%	5.3%
CMO	310,288	99.93	100.47	4.8%	4.9%
Interest-only	364,411	5.01	3.95	0.8%	5.4%
Agency CMBS
Project loans	39,680	101.51	89.43	3.4%	3.3%
Interest-only	122,454	2.59	2.04	0.7%	13.1%
(1) Bond Equivalent Yield at period end.

	December 31, 2025
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$852,887	$42.78	$59.21	5.7%	20.3%
Subordinated	453,269	48.99	51.47	4.2%	9.3%
Interest-only	2,428,976	6.03	3.25	0.8%	4.4%
Agency RMBS
Pass-through	3,096,299	97.79	99.52	5.0%	5.3%
CMO	330,871	99.94	100.31	5.1%	5.1%
Interest-only	367,866	5.07	4.04	0.6%	6.5%
Agency CMBS
Project loans	39,693	101.52	81.98	3.4%	3.3%
Interest-only	123,375	2.67	2.11	0.7%	13.0%
(1) Bond Equivalent Yield at period end.

At March 31, 2026 and December 31, 2025, the secured financing agreements collateralized by MBS, Loans held for investment, and LHFS had the following remaining maturities and borrowing rates.

	March 31, 2026			December 31, 2025
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	N/A
1 to 29 days	2,631,766	4.22%	3.79% - 6.93%	2,630,804	4.15%	3.93% - 6.76%
30 to 59 days	2,054,467	3.94%	3.79% - 7.40%	781,654	4.86%	3.94% - 6.54%
60 to 89 days	534,202	4.19%	3.80% - 6.43%	722,995	4.75%	3.90% - 6.54%
90 to 119 days	94,307	5.65%	4.54% - 6.43%	263,081	6.78%	5.37% - 6.97%
120 to 180 days	482,730	6.17%	4.54% - 8.38%	96,153	5.47%	5.36% - 6.54%
180 days to 1 year	897,869	6.73%	4.98% - 8.15%	810,443	6.03%	4.77% - 8.38%
1 to 2 years	300,355	4.98%	4.98% - 5.38%	733,206	6.79%	4.98% - 8.15%
2 to 3 years	—	—%	—% - —%	—	—%	—% - —%
Total	$6,995,696	4.65%		$6,038,336	5.02%
(1) The values for secured financing agreements in the table above is net of $155 thousand and $271 thousand of deferred financing costs as of March 31, 2026 and December 31, 2025, respectively.

Investment Portfolio Segment

	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	5.1%	5.5%	5.3%	5.8%
Senior	2.8%	2.9%	3.4%	3.6%
Subordinated	1.3%	1.6%	1.4%	1.6%
Interest-only	1.0%	1.0%	0.5%	0.6%
Agency RMBS	36.4%	24.1%	36.4%	24.2%
Pass-through	34.1%	21.6%	34.1%	21.8%
CMO	2.2%	2.4%	2.2%	2.3%
Interest-only	0.1%	0.1%	0.1%	0.1%
Agency CMBS	0.3%	0.3%	0.3%	0.2%
Project loans	0.3%	0.3%	0.2%	0.2%
Interest-only	0.0%	0.0%	0.1%	0.1%
Loans held for investment	57.9%	69.8%	57.7%	69.5%
Interests in MSR financing receivables	0.3%	0.3%	0.3%	0.3%
Fixed-rate percentage of portfolio	87.7%	86.5%	87.3%	86.1%
Adjustable-rate percentage of portfolio	12.3%	13.5%	12.7%	13.9%

The following table summarizes certain characteristics of our consolidated assets and liabilities at March 31, 2026 and December 31, 2025.

	March 31, 2026	December 31, 2025
	(dollars in thousands)
Interest earning assets at period-end (1)	$14,952,689	$15,017,791
Interest bearing liabilities at period-end	$12,734,438	$13,070,591
GAAP Leverage at period-end	5.2:1	5.1:1
GAAP Leverage at period-end (recourse)	2.9:1	2.4:1
(1) Excludes cash and cash equivalents.

Economic Net Interest Income - Investment Portfolio Segment

Our Economic net interest income for our Investment Portfolio Segment is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives, interest income from Residential Origination segment and interest income from investment in MSR financing receivables, and excludes interest earned on cash and interest expense from Residential Origination segment. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, Interest rate caps and Swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	Interest Income on Mortgage Loan Origination	Other (1)	Economic Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net & Interest Expense on Mortgage Loan Origination	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other (1)	Net Interest Income on Mortgage Loan Origination	Economic Net Interest Income
For the Quarter Ended March 31, 2026	$219,295	$(13,706)	$(472)	$205,117	$144,293	$(11,958)	$132,335	$75,002	$1,834	$(472)	$(3,582)	$72,782
For the Quarter Ended December 31, 2025	$220,328	$(12,355)	$(3,540)	$204,433	$154,150	$(15,101)	$139,049	$66,178	$5,422	$(3,540)	$(2,676)	$65,384
For the Quarter Ended September 30, 2025	$209,100	$—	$(2,204)	$206,896	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$—	$68,558
For the Quarter Ended June 30, 2025	$201,297	$—	$(2,002)	$199,295	$135,287	$(5,067)	$130,220	$66,010	$5,067	$(2,002)	$—	$69,075
For the Quarter Ended March 31, 2025	$190,616	$—	$(1,050)	$189,566	$121,397	$(4,135)	$117,262	$69,219	$4,135	$(1,050)	$—	$72,304
(1) Primarily interest income on cash and cash equivalents from our Investment Portfolio and Residential Origination segments and interest income from investment in MSR financing receivables.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income and net interest rate spread for the periods presented.

	For the Quarters Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1)(4):
Agency RMBS (3)	$3,658,521	$43,775	5.2%	$2,975,920	$40,159	5.4%	$627,478	$7,158	5.6%
Agency CMBS	40,251	415	4.1%	40,391	417	4.1%	41,607	548	5.3%
Non-Agency RMBS (3)	699,370	24,225	13.8%	763,957	24,735	12.9%	987,344	28,269	11.5%
Loans held for investment	9,308,041	134,391	5.8%	10,027,070	139,102	5.5%	11,091,882	153,591	5.5%
MSR(5)	38,221	2,311	3.2%	38,221	20	0.2%	N/A	N/A	N/A
Total	$13,744,404	$205,117	6.0%	$13,845,559	$204,433	5.9%	$12,748,311	$189,566	5.9%

Liabilities and stockholders’ equity:
Interest-bearing liabilities (2)(4):
Secured financing agreements collateralized by:
Agency RMBS (3)	$3,827,937	$29,723	3.7%	$2,913,324	$27,523	4.3%	$487,288	$4,730	4.6%
Agency CMBS	31,182	299	3.8%	30,899	329	4.3%	29,972	338	4.5%
Non-Agency RMBS (3)	463,374	6,043	5.2%	491,472	6,217	5.1%	647,628	9,569	5.9%
Loans held for investment	1,457,771	24,423	6.7%	1,533,349	26,141	6.8%	1,828,760	27,450	6.0%
Securitized Debt	6,621,547	65,482	4.0%	7,177,468	72,474	4.0%	7,636,038	71,701	3.8%
Long Term Debt (3)	259,750	6,365	9.8%	259,750	6,365	9.8%	139,750	3,474	9.9%
Total	$12,661,561	$132,335	4.2%	$12,406,262	$139,049	4.5%	$10,769,436	$117,262	4.4%

Economic net interest income/net interest rate spread		$72,782	1.8%		$65,384	1.4%		$72,304	1.5%

Net interest-earning assets/net interest margin	$1,082,843		2.1%	$1,439,297		1.9%	$1,978,875		2.3%

Ratio of interest-earning assets to interest bearing liabilities	1.09			1.12			1.18

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic interest on derivatives, net.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.
(4) This table excludes interest-bearing assets and liabilities of our Residential Origination segment. Our Residential Origination segment includes average assets of $719 million, average liabilities of $674 million, interest income of $14 million, interest expense of $10 million, and net interest income of $4 million.

(5) The average balance amount represents committed capital by us during the period. Average Yield has been normalized for one-time EPO payments received during the quarter.

The table below shows our Net income (loss) and Economic net interest income as a percentage of average stockholder’ equity and Earnings available for distribution as a percentage of average common stockholders’ equity, and Average Tangible Common Equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders’ equity balance for the period reported. Economic net interest income and Earnings available for distribution are non-GAAP measures as defined in previous sections. Tangible Common Equity is a non-GAAP measure and is defined below.

	Return on Average Equity	Economic Net Interest Income/Average Equity (1)	Earnings available for distribution/Average Common Equity	Earnings available for distribution/Average Tangible Common Equity
	(Ratios have been annualized)
For the Quarter Ended March 31, 2026	(6.97)%	13.03%	11.53%	13.24%
For the Quarter Ended December 31, 2025	4.41%	10.75%	11.00%	11.91%
For the Quarter Ended September 30, 2025	(0.09)%	10.56%	7.26%	7.44%
For the Quarter Ended June 30, 2025	5.38%	10.49%	7.54%	7.72%
For the Quarter Ended March 31, 2025	25.89%	11.19%	8.10%	8.32%
(1) Includes our Economic Net Interest Income and Average equity on our Investment Portfolio.

Tangible Common Equity is a non-GAAP measure and is defined as Total stockholders' equity available to common stockholders less intangible assets and goodwill related to the business acquisitions. We believe that this measure helps our management and investors understand our capital adequacy and changes from period to period in our common stockholders' equity exclusive of changes of intangible assets. The following table presents a reconciliation of Total Stockholders’ Equity to Tangible Common Equity as of the following periods.

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(dollars in thousands, except share and per share data)
Total stockholders’ equity	$2,463,759	$2,572,694	$2,571,238	$2,624,530	$2,644,064
Less: Liquidation Preference on Preferred stock	(930,000)	(930,000)	(930,000)	(930,000)	(930,000)
Total stockholders’ equity available to common stockholders	$1,533,759	$1,642,694	$1,641,238	$1,694,530	$1,714,064

Less: Intangibles	(104,760)	(114,246)	(18,124)	(18,971)	(19,818)
Less: Goodwill	(95,342)	(95,342)	(22,152)	(22,152)	(22,152)
Total Intangibles & Goodwill	(200,102)	(209,588)	(40,276)	(41,123)	(41,970)

Tangible Common Equity	$1,333,657	$1,433,106	$1,600,962	$1,653,407	$1,672,094

Investment Portfolio Segment

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters on our investment portfolio segment.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Balance, beginning of period	$79,422	$89,297	$108,412	$110,861	$117,203
Accretion of discount	(9,756)	(8,795)	(10,803)	(8,253)	(7,705)
Purchases	—	—	—	—	—
Sales	(7,241)	(4,224)	(10,786)	188	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	(2,460)	3,144	2,474	5,616	1,363
Balance, end of period	$59,964	$79,422	$89,297	$108,412	$110,861

Residential Origination Segment

•NET INCOME OF $8 MILLION FOR THE QUARTER ENDED MARCH 31, 2026.

•EBTDA OF $11 MILLION FOR THE QUARTER ENDED MARCH 31, 2026.

•FUNDED PRODUCTION VOLUME OF $884 MILLION FOR THE QUARTER ENDED MARCH 31, 2026.

Earnings Before Taxes, Depreciation and Amortization

In managing our Residential Origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. In our current model where we sell all the loans we originate and purchase from correspondents on a servicing-released basis, the economics are driven by origination income and loan sale activity, net and personnel-based costs. EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

For the Quarter Ended
March 31, 2026
(dollars in thousands)
Residential Origination
Net income available to common shareholders	$7,975
Adjustments:
Income tax expense	42
Amortization of intangibles and depreciation expenses	3,427
Earnings Before Taxes, Depreciation and Amortization	$11,444

Disclaimer
In this press release references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions, including the ongoing conflicts involving the U.S. in the Middle East; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this press release and, in certain circumstances, may not have been audited by the Company’s independent auditors.